================================================================================


                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                            -----------------------



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: June 25, 1998


                         Commission file number 33-75808

                             ARIZONA CHARLIE'S, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                                           88-0199671
          ------                                           ----------
(State or other jurisdiction of                        (I.R.S. Employer
Incorporation or organization)                        Identification No.)

     740 S. Decatur
     Las Vegas, Nevada                                       89107
     -----------------                                       -----
    (Address of principal                                 (Zip Code)
      executive offices)

                                 (702) 258-5200
                                 --------------
              (Registrant's telephone number, including area code)


================================================================================
Item 3(b).     Bankruptcy or Receivership.

               On November 14, 1997, Arizona Charlie's, Inc. ("AC" or the "Company") filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (Case No.97-28781 LBR) with the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court") in Las Vegas, Nevada. At a confirmation hearing on June 25, 1998, the Bankruptcy Court confirmed the "Consensual Plan of Reorganization Proposed by the Debtor and High River" dated June 24, 1998 (the "Consensual Plan"), which was proposed jointly by: (i) AC; and (ii) High River Limited Partnership ("High River"). High River is the holder of over 50% of the outstanding 12% First Mortgage Notes issued by AC in the original amount of $55,000,000 on or about November 15, 1993 (the "AC Notes").

               Previously, three competing plans of reorganization had been proposed in this case -- a plan proposed by AC (the "AC Plan"), a plan proposed by High River (the "High River Plan"), and a plan proposed by Fertitta Enterprises and Station Casinos, Inc. (the "Fertitta Plan") (collectively, the "Prior Plans"). Shortly before a confirmation trial on the three competing Prior Plans was scheduled to commence on June 18, 1998, AC and High River entered into a settlement agreement which formed the basis for the Consensual Plan. The Consensual Plan represents an amalgamation and melding of portions of the AC Plan and the High River Plan which had been accepted by creditors and parties in interest in the case.

               As confirmed by the Bankruptcy Court, the Consensual Plan allows AC to reorganize its business affairs and continue as a going concern. The Consensual Plan contemplates two scenarios: (i) the "Financing Option", under which AC and its current principals will continue to own, manage, and operate
AC's business -- Arizona Charlie's Hotel & Casino (the "Casino"); or (ii) the "Debt Conversion Option", under which the ownership, management, and operation of the Casino will be transferred to High River.

               AC generally has through July 31, 1998 to close proposed new financing that will fund payments to creditors under the Financing Option of the Consensual Plan. If the financing is not completed by July 31, 1998, the Debt Conversion Option will be effective. As previously reported, AC has obtained a financing commitment from United Healthcare Financial Services, LLC ("UHFS") that would provide AC the financing it needs to fund the Financing Option. The Company currently expects the UHFS financing to be completed prior to July 31, 1998, but there can be no assurances in that regard. Moreover, to facilitate the Consensual Plan, AC's shareholder (Becker Gaming, Inc.) will provide AC with a $1.5 million new cash equity contribution, and AC's affiliates will waive substantial claims (over $7 million) against AC.

               Under the Financing Option, all non-insider creditors are to receive full payment of their claims under the terms provided in the Consensual Plan, except for the holders of the AC Notes and the holders of 12% First Mortgage Notes issued by Capitol Queen & Casino (an affiliate of AC) in the original amount of $40 million on or about November 15, 1993 (the "CQC Notes") that have asserted an unsecured claim against AC based on AC's limited guaranty of the CQC Notes (the "CQC Noteholders Guaranty Claims"). The claims of the holders of the AC Notes are satisfied in full by up-front cash payments totaling $61,600,000 plus a portion of the $1.5 million new value contribution. The holders of the CQC Noteholders Guaranty Claims receive an aggregate up-front cash payments totaling $1.5 million plus a portion of the $1.5 million new value contribution in full satisfaction of those claims against AC as a limited guarantor of the CQC Notes.

               The Debt Conversion Option of the Consensual Plan will apply if either: (i) by July 31, 1998, AC has not closed a new financing so that it has cash available sufficient to make the payment of $61,600,000 to the holders of the AC Notes; or (ii) by July 24, 1998, AC has not received the $1.5 million new cash equity contribution from its sole shareholder. Under the Debt Conversation Option, other than the holders of the AC Notes, creditors would receive the same treatment as under the Financing Option. The holders of the AC Notes, other than High River, would receive a cash payment from High River in the amount of $960 per $1,000 of aggregate principal amount of the AZC Notes owned. In addition, all of the existing shares of AC stock would be canceled, and 100% of the new stock of AC as reorganized would be issued to High River, making High River the sole shareholder of the reorganized Company.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.


               Exhibit No.                   Description

                   2.1              Consensual Plan of Reorganization

                   2.2              Order Confirming Plan of Reorganization





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                   Arizona Charlie's, Inc.
                                                    ----------------------------
                                                                    (Registrant)





Date:    July 10, 1998                       /S/ Bruce F. Becker
         ----------------                   -------------------
                                            Bruce F. Becker
                                            President, Chief Executive
                                            Officer (Principal Executive
                                            Officer) and Sole Director





Date:    July 10, 1998                       /S/ Jerry Griffis
         ----------------                   -----------------
                                            Jerry Griffis
                                            Controller (Principal Financial and
                                            Accounting Officer)

================================================================================

                                    EXHIBITS

                     2.1 Consensual Plan of Reorganization
                     -------------------------------------


J. Douglas Driggs, Esq. (003938)
Ronald J. Thompson (005524)
JAMES, DRIGGS & WALCH
3773 Howard Hughes Parkway
Suite 290N
Las Vegas, Nevada 89109
(702) 791-0308
         -and-
John J. Dawson, Esq. (004099)
John R. Clemency, Esq. (AZ Bar No. 009646)
STREICH LANG
A Professional Association
Renaissance One
Two North Central Avenue
Phoenix, Arizona  85004-2391
(602) 229-5200

Attorneys for ARIZONA CHARLIE'S, INC.,
         Debtor and Debtor-in-Possession

================================================================================
                      IN THE UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF NEVADA




In re:

ARIZONA CHARLIE'S, INC.,
a Nevada corporation,

Debtor.

================================================================================

In Proceedings Under Chapter 11

Case No. 97-28781-LBR

ORDER CONFIRMING CONSENSUAL PLAN OF REORGANIZATION
PROPOSED BY THE DEBTOR AND HIGH RIVER

================================================================================

                  This matter came before the Court on June 25, 1998 for a confirmation hearing on the "Consensual Plan of Reorganization Proposed by the Debtor and High River" dated June 24, 1998 (the "Plan"). The Plan was filed by:
(i)  ARIZONA  CHARLIE'S,  INC.,  the  debtor  and  debtor-in-possession  in  the above-captioned Chapter 11 case (the "Debtor"); and (ii) HIGH RIVER LIMITED PARTNERSHIP ("High River").1 With respect to the Plan, the Court finds and concludes as follows:
                  1. Previously, three competing plans of reorganization had been proposed in this case -- the AZC Plan, the High River Plan, and the Fertitta Plan (collectively, the "Prior Plans").
                  2. At a hearing on May 15, 1998, the Court approved the Disclosure Statements relating to the Prior Plans, and fixed certain procedures related to the solicitation of votes on the competing Prior Plans. Thereafter, plan solicitation packages (with the materials approved by the Court), including the Disclosure Statements, were timely transmitted to the creditors from whom votes were solicited, all in accordance with Bankruptcy Rule 3017(d) and Court's directions.
                  3. The voting on the Prior Plans is summarized in the ballot reports submitted by Ernst & Young, LLP, the independent balloting agent.
                  4. A number of parties filed timely objections to one or more of the three Prior Plans (the "Objections").
                  5. The material terms of the Plan were set forth in the "Term Sheet Agreement Between AZC (And Affiliates) And High River Limited Partnership" dated June 16, 1998 (the "Settlement Term Sheet").2
                  6. The Plan represents an amalgamation and melding of portions of the AZC Plan and the High River Plan which have been accepted by creditors and parties in interest in the case. The Plan is designed to restructure the financial obligations and business affairs of the Debtor. The Plan contemplates two potential (2) scenarios: (i) the Financing Option, under which the Debtor and its current principals will continue to own, manage, and operate the Casino; or (ii) the Debt Conversion Option, under which the ownership, management, and operation of the Casino will be transferred to High River.
                  7. On June 25, 1998, the Court conducted a hearing regarding the confirmation of the Plan. At the hearing, confirmation of the Plan was supported by the Debtor, High River, and the Creditors' Committee. All Objections have been either withdrawn or resolved by the Plan, or shall be overruled.
                  8. The treatment provided for each class of non-insider claims under the Plan is in all cases the same or better than the treatment accepted by that class with respect to the Prior Plans. Accordingly, no further disclosure of information, solicitation of creditors, or voting is required with respect to the Plan.
                  9. Confirmation of the Plan is a core proceeding under 28 U.S.C. ss.157(b). Pursuant to 28 U.S.C. ss.ss.157(b) and 1334, this Court has the jurisdiction to enter a final order confirming the Plan.
                  10. At the hearing, and as provided in this Order, the parties modified the Plan as follows: (a) The definition of the AZC Affiliates in ss.2.6 of the Plan includes the Becker Family.
                  (b) The definition of the High River Plan in ss.2.73 of the Plan includes all amendments to the High River Plan. (c) The reference to 4.11.3 in the text of ss.4.11.1 of the Plan is replaced by a reference to 4.11.2. (d) Section ss.4.11.1 of the Plan is revised such that the word "subsections" is changed to "subsection" and the reference to "and 4.11.2" is deleted. (e) The word "and" in ss.6.2.2(b) is replaced with word "or." (f) Section 2.5 is modified to insert "or successors" after the word "representatives." (g) Section 4.6 of the Plan is modified to provide that the Class 6 Gaming Equipment Secured Claims will be paid effective August 18, 1998, in accordance with the High River Plan in the event of the Debt Conversion Option. (h) The Record Date as stated in ss.2.87 of the Plan is June 25, 1998. (i) Section 2.5 is modified to include "but not" before "including" and delete "but not limited to" after "including." (j) Section 4.13 is modified to delete "as and when they" before "are Allowed Claims" and insert "subject to the treatment below" after "are Allowed Claims." (k) Section 2.75 is modified to delete "as allowed by the Bankruptcy Court" after "CQC Indenture." Footnote 4 of Section 2.75 is modified to add "in accordance with the provisions of the applicable indenture" at the end of the sentence. 11. After a hearing on due and proper notice, and based on the entire record before the Court
(including declarations submitted by the Debtor), the Court has determined that the Plan satisfies the requirements for confirmation set forth in Bankruptcy Code ss.1129(a) and (b).
                  Based on the foregoing findings and conclusions, and the entire record before the Court; and good cause appearing,

                  IT IS HEREBY ORDERED as follows:

                  A. The Plan (as amended by this Order) shall be, and hereby is, confirmed pursuant to Bankruptcy Code ss.1129. The Plan, a copy of which is attached hereto as Exhibit "A", is approved, confirmed, and incorporated into this Order as the Court's decree.
                  B. All objections to the Plan that have not been withdrawn, waived or settled, shall be, and hereby are, overruled on the merits.
                  C. The Debtor, the Reorganized Debtor, High River, the trustees under the AZC Indenture and the CQC Indenture, and all other necessary parties are authorized and empowered, without further Court order, to execute and deliver any document, and to perform any act, that is necessary, desirable or required for the consummation of the Plan.
                  D. Without limiting the generality of Paragraph C of this Order in any way, the Debtor is hereby authorized to borrow from UHFS the funds necessary to perform under the Financing Option of the Plan, and the Debtor is authorized to pay (solely out of gross loan proceeds) all loan fees and related expenses provided in the Financing Commitment, including, but not limited to, the fees and expenses provided in the Financing Commitment for UHFS and Holliday Fenoglio, LLP (subject to any necessary approval by the Gaming Authorities). In connection with the UHFS Loan, and as and when the $61,600,000 payment is made to the trustee under the AZC Indenture for disbursement to the AZC Noteholders pursuant to Section 4.5.1 of the Plan, and upon the satisfaction of the payment of the cash portion of the New Value Contribution on or before July 24, 1998, UHFS will receive (and is hereby granted) a first and prior lien on the Casino and on the CHSC Leases. Attached to this Order as Exhibit "B" are the legal descriptions of the Casino and the CHSC Leases on which UHFS will receive a first lien as and when funds of its loan are paid to the trustee under the AZC Indenture for disbursement to the AZC Noteholders pursuant to Section 4.5.1 of the Plan.
                  E. In the event that the Debtor performs under the Financing Option, as provided in Section 4.5.1 of the Plan, each of the AZC Noteholders as of the Record Date, through a payment made to the trustee under the AZC Indenture, will receive its pro rata share of a $61,600,000 cash payment, along with its share of the New Value Contribution as provided in Section 2.75 of the Plan in full satisfaction of all claims arising under the AZC Notes, the AZC Indenture, the AZC Security Documents, and related documents. In exchange for the $61,600,000 cash payment and the transfer of a portion of the New Value Contribution provided under Section 2.75 of the Plan to the trustee of the AZC Indenture for disbursement to the AZC Noteholders, the AZC Notes will be canceled automatically without the need to deliver the canceled AZC Notes to the Debtor or to the Reorganized Debtor, and the AZC Security Documents and the AZC Noteholders Collateral will be released, reconveyed, and otherwise extinguished automatically without the need to deliver formal releases, reconveyances, or other such devices. This automatic release and reconveyance of the AZC Noteholders Collateral will include, without limitation, an automatic release and reconveyance of the deed of trust lien under the following deed of trust, which encumbers the Casino property described in Exhibit "B" to this Order:

"Fee and Leasehold Deed of Trust, Assignment of Leases and Subleases, Security Agreement and Fixture Filing" by Arizona Charlie's, Inc. and Charlie's Land Company as grantors, to Land Title of Nevada, Inc. as trustee, for the benefit of IBJ Schroder Bank & Trust Company (as Collateral Agent for the Holders of the First Mortgage Notes due 2000), dated as of November 15, 1993, recorded in the Official Records of Clark County, Nevada, Book No. 931117, Document No. 00928.

The trustee under the AZC Indenture is hereby authorized and directed to execute such documents and to perform such other acts as may necessary to cancel the AZC Notes and to release and extinguish the AZC Noteholders Collateral effective immediately when the trustee under the AZC Indenture receives the funds for disbursement pursuant to Section 4.5.1 of the Plan.
                  F. To facilitate the Debtor's efforts to close by June 30, 1998 the financing to fund payments under the Financing Option of the Plan, this Order shall be immediately effective, and the 10-day automatic stay of Rule 62, Federal Rules of Civil Procedure, and Rules 7062 and 9014, Federal Rules of Bankruptcy Procedure will not apply to stay or otherwise suspend the immediate effectiveness of this Order.
                  G. As part of the New Value Contribution, the AZC Affiliates will contribute to the Debtor $1,500,000 in cash. The Debtor shall hold this amount in a separate account. If the cash portion of the New Value Contribution has not been received by the Debtor by July 24, 1998: (i) the Debt Conversion Option of the Plan will become effective immediately; and (ii) each of the AZC Affiliates will be jointly and severally obligated to pay to High River $1,750,000 in cash.
                  H. For the Financing Option of the Plan to become effective, the Debtor must have cash available by July 31, 1998 sufficient to make the cash payment of $61,600,000 to the Class 5 AZC Noteholders on or before August 7, 1998, together with the cash portion of the New Value Contribution by July 24, 1998. If these requirements are met, the Debt Conversion Option of the Plan is eliminated.
                  I. Pursuant to Bankruptcy Code ss.1141, and except as otherwise proved in the Plan or this Order, entry of this Order discharges any and all Claims against the Debtor including, but not limited to, any Claim which arose at any time before the entry of this Order and any Claim of a kind described in Bankruptcy Code ss.502(g), (h) and (i). On and after the Confirmation Date, every holder of a discharged Claim will be precluded from asserting against the Debtor, the Reorganized Debtor, or any assets of the Debtor or Reorganized Debtor, any such discharged Claim and any rights, remedies, demands, damages, or liabilities of any kind arising from or related to any such discharged Claim.
                  J. This Court shall retain jurisdiction in accordance with the terms of Section 10.7 of the Plan. Such retention of jurisdiction shall not, and does not, affect the finality of this Order.
                  K. The Executory Contracts of the Debtor listed in Exhibit "B" to the Debtor's Disclosure Supplement will be, and hereby are, assumed upon the Confirmation Date of the Plan pursuant to Bankruptcy Code ss.365. Any and all Executory Contracts of the Debtor that are not expressly assumed pursuant to the Plan or which have not been otherwise assumed by the Debtor in the Reorganization Case will be, and hereby are, rejected as of the Confirmation Date pursuant to Bankruptcy Code ss.365.



               DATED this 25th day of June, 1998.



               /s/ Linda Riegle
               -------------------------------
               UNITED STATES BANKRUPTCY JUDGE


================================================================================


                  2.2 Order Confirming Plan of Reorganization
                  -------------------------------------------


J. Douglas Driggs, Esq. (Nev. Bar No. 03938)
Ronald Thompson, Esq. (Bar No. 005524)
JAMES, DRIGGS & WALCH
3773 Howard Hughes Parkway
Suite 290N
Las Vegas, Nevada 89109
(702) 791-0308

     -and-

John J. Dawson, Esq. (Nev. Bar No. 4099)
John R. Clemency, Esq. (AZ Bar No. 09646)
STREICH LANG
Renaissance One
Two North Central Avenue
Phoenix, Arizona  85004-2391
(602) 229-5200

Attorneys for ARIZONA CHARLIE'S, INC.,
Debtor and Debtor-In-Possession

================================================================================
HALE, LANE, PEEK, DENNISON,
    HOWARD, ANDERSON AND PEARL

Lenard E. Shwartzer, Esq. (#399)
Nevada Financial Center
2300 West Sahara Avenue
Eighth Floor, Box 8
Las Vegas, Nevada  89102

       -and-

BERLACK, ISRAELS & LIBERMAN LLP

Edward S. Weisfelner, Esq.
Bari J. Mattes, Esq.
120 West 45th Street
New York, New York  10036
(212) 704-0100

Attorneys for High River
  Limited Partnership

================================================================================



                      IN THE UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF NEVADA


In re:


ARIZONA CHARLIE'S, INC., a
Nevada corporation,

Debtor.
-------------------------------


                         In Proceedings Under Chapter 11

                              Case No. 97-28781-LBR






                        CONSENSUAL PLAN OF REORGANIZATION
                      PROPOSED BY THE DEBTOR AND HIGH RIVER
                     -----------------------------------------


DATED: June 24, 1998



================================================================================

                                TABLE OF CONTENTS


                                 PAGE

ARTICLE I.  INTRODUCTION

ARTICLE II.  DEFINITIONS
         2.1      "Administrative Claim"
         2.2      "Allowed Claim"
         2.3      "Appendix of Financing Documents"
         2.4      "Assigned Claims"
         2.5      "Avoidance Actions"
         2.6      "AZC Affiliates"
         2.7      "AZC Affiliates Unsecured Claims"
         2.8      "AZC/CQC Claims"
         2.9      "AZC Indenture"
         2.10     "AZC Limited Guaranty"
         2.11     "AZC Notes"
         2.12     "AZC Noteholders"
         2.13     "AZC Noteholders Collateral"
         2.14     "AZC Note Purchase Agreement"
         2.15     "AZC Noteholders Secured Claim"
         2.16     "AZC Plan"
         2.17     "AZC Security Documents"
         2.18     "Ballots"
         2.19     "Bankruptcy Code"
         2.20     "Bankruptcy Court"
         2.21     "Bankruptcy Rules"
         2.22     "Becker Family"
         2.23     "Becker Receivables"
         2.24     "BGI"
         2.25     "BGI Management Agreement"
         2.26     "BGI Management Fee Claim"
         2.27     "BGI Receivables"
         2.28     "BGI Stockholders"
         2.29     "BGI Stockholders Claim"
         2.30     "BGI Warrants"
         2.31     "Business Day"
         2.32     "Cash"
         2.33     "Casino"
         2.34     "Chapter 11 Professionals"
         2.35     "Claim"
         2.36     "Class"
         2.37     "CHSC"
         2.38     "CHSC Leases"
         2.39     "Collateral"
         2.40     "Confirmation Date"
         2.41     "Confirmation Hearing"
         2.42     "Confirmation Order"
         2.43     "Court"
         2.44     "Creditor"
         2.45     "Creditors' Committee"
         2.46     "Creditors' Committee Professionals"
         2.47     "CQC"
         2.48     "CQC Indenture"
         2.49     "CQC Notes"
         2.50     "CQC Noteholders"
         2.51     "CQC Noteholders Guaranty Claim"
         2.52     "Debt Conversion Option"
         2.53     "Debtor"
         2.54     "Debtor's Professionals"
         2.55     "Disclosure Statements"
         2.56     "Disputed Claim"
         2.57     "Effective Date"
         2.58     "Effective Date Cash"
         2.59     "Equity Interests"
         2.60     "Estate"
         2.61     "Executory Contract"
         2.62     "Existing CHSC Liens"
         2.63     "Fertitta"
         2.64     "Fertitta Plan"
         2.65     "Filed"
         2.66     "Final Order"
         2.67     "Financing Commitment"
         2.68     "Financing Option"
         2.69     "Gaming Authorities"
         2.70     "Gaming Control Board"
         2.71     "Gaming Commission"
         2.72     "Gaming Equipment Secured Claims"
         2.73     "High River Plan"
         2.74     "New Common Stock"
         2.75     "New Value Contribution"
         2.76     "Old Common Stock"
         2.77     "Operating Order"
         2.78     "Other Unsecured Claims"
         2.79     "Person"
         2.80     "Petition Date"
         2.81     "Plan"
         2.82     "Plan Payments"
         2.83     "Priority Tax Claim"
         2.84     "Priority Unsecured Claim"
         2.85     "Pro Rata Share"
         2.86     "Professional Charges"
         2.87     "Record Date"
         2.88     "Reorganization Case"
         2.89     "Reorganized Articles"
         2.90     "Reorganized By-laws"
         2.91     "Reorganized Debtor"
         2.92     "Schedules"
         2.93     "Secured Claim"
         2.94     "Secured Creditor"
         2.95     "Secured Tax Claims"
         2.96     "SEC"
         2.97     "Shopping Center"
         2.98     "Shopping Center Purchase Option"
         2.99     "Sunset Coin"
         2.100    "Sunset Coin Claim"
         2.101    "Sunset Coin Limited Guaranty"
         2.102    "Trade Unsecured Claims"
         2.103    "Unsecured Claim"
         2.104    "Unsecured Creditor"
         2.105    "Working Capital Reserve"

ARTICLE III.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
         3.1      Class 1: Allowed Administrative Claims
         3.2      Class 2: Allowed Priority Unsecured Claims
         3.3      Class 3: Allowed Secured Tax Claims
         3.4      Class 4: Allowed Priority Unsecured  Tax Claims
         3.5      Class 5: Allowed Secured Claims of the AZC
                             Noteholders
         3.6      Class 6: Allowed Gaming Equipment Secured Claims
         3.7      Class 7: Allowed Other Secured Claims
         3.8      Class 8:(Intentionally Omitted)
         3.9      Class 9: Allowed Trade Unsecured Claims
         3.10     Class 10: Class 10:(Intentionally Omitted)
         3.11     Class 11: Allowed Other Unsecured Claims
         3.12     Class 12: Allowed AZC Affiliates Unsecured Claims
         3.13     Class 13: Allowed CQC Noteholders Guaranty Claim
         3.14     Class 14: Allowed Equity Interests

ARTICLE IV.  TREATMENT OF CLASSES OF CLAIMS UNDER THE PLAN
         4.1      Treatment of Class 1 (Administrative Claims)
         4.2      Treatment of Class 2 (Priority Unsecured Claims)
         4.3      Treatment of Class 3 Claims (Secured Tax Claims)
         4.4      Treatment of Class 4 (Priority Tax Claims)
         4.5      Treatment of Class 5 (AZC Noteholders Secured Claim)
         4.6      Treatment of Class 6 (Gaming Equipment Secured
                             Claims)
         4.7      Treatment of Class 7 (Other Secured Claims)
         4.8      Treatment of Class 8 (Intentionally Omitted)
         4.9      Treatment of 9 (Trade Unsecured Claims)
         4.10     Treatment of Class 10 (Intentionally Omitted)
         4.11     Treatment of Class 11 (Allowed Other Unsecured
                             Claims)
                  4.11.1  Payment Generally
                  4.11.2  Limitation on Payments
                  4.11.4  Reservation of Rights
         4.12     Treatment of Class 12 (AZC Affiliates Unsecured
                             Claims)
         4.13     Treatment of Class 13 (CQC Noteholders Guaranty
                             Claims)
         4.14     Class 14: (Equity Interests)

ARTICLE V.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES
         5.1      Assumption of Certain Executory Contracts
         5.2      Rejection of Other Executory Contracts
         5.3      Rejection Claims Bar Date
         5.4      Vesting

ARTICLE VI.  MEANS FOR IMPLEMENTATION OF PLAN
         6.1 Structure, Management, And Funding Of Reorganized Debtor Under The Financing Option
                  6.1.1      Structure Of Reorganized Debtor
                  6.1.2  Officers and Management of the Reorganized
                             Debtor
                  6.1.3  Funding of the Plan6
                  6.1.4  New Value Contribution
         6.2 Structure, Management, And Funding Of Reorganized Debtor Under The Debt Conversion Option
                  6.2.1 Structure Of Reorganized Debtor
                  6.2.2      New Management and Interim Operations Pending
                           Receipt of Gaming Approvals
                  6.2.3  Funding Of The Plan
         6.3 Conveyancing And Related Obligations Of The AZC Affiliates Under The Debt Conversion Option 6.3.1 Transfer Of Parking And Pistol Pete's Parcel 6.3.2 Lease Of Buildings Covered By the CHSC Leases 6.3.3 Completion Of 1993 Transfers And Removal Of Encroachments 6.3.4 Purchase Option For Balance Of Shopping Center 6.3.5 Limitations On Existing CHSC Liens 6.3.6 Specific Performance Of Conveyancing Obligations

ARTICLE VII.  OBJECTIONS TO CLAIMS
         7.1      Bar Date
         7.2      Objections to Claims
         7.3      Disputed Claims/Distributions

ARTICLE VIII.  MODIFICATION TO PLAN
         8.1      Modification Prior to Confirmation
         8.2      Modification Post-Confirmation
         8.3      Other Modifications

ARTICLE IX.  DISCHARGE
         9.1      General Discharge
         9.2      Injunction

ARTICLE X.  GENERAL PROVISIONS
         10.1     Additional Assurances
         10.2     Amendments
         10.3     Authority to Settle and Assign
         10.4 Confirmation by Non-Acceptance Method 10.5 Confirmation Order 10.6 Construction 10.7 Continuing Jurisdiction 10.8 Disclosure Statements
         10.9 Exculpation and Limitation of Liability 10.10 Extension of Payment Dates 10.11 Final Decree 10.12 Final Satisfaction 10.13 Fractional Dollars or Shares 10.14 Governing Law 10.15 Headings 10.16 Interest on Claims 10.17 No Penalties or Expenses 10.18 Operative Documents 10.19 Payment of Statutory Fees 10.20 Payment Option 10.21 Prohibition Against Prepayment Penalties 10.22 Reservation of Rights 10.23
         Retention of Claims and Causes of Action 10.24 Revocation 10.25 Severability and Reformation 10.26 Successors and Assigns 10.27 Termination of Committees 10.28 Time 10.29 Unclaimed Property 10.30 Vesting 10.31 Voting of Claims

ARTICLE XI.  CONDITIONS PRECEDENT TO THE EFFECTIVE DATE
         11.1     Conditions Precedent to the Effective Date
                  11.1.1 Regulatory Approvals Obtained
                  11.1.2 New Value Contribution Made
                  11.1.3 Confirmation Order Effective

================================================================================
                                   ARTICLE 1.
                                   ----------

                                  INTRODUCTION
                                  ------------

                  This Consensual Plan of Reorganization (the "Plan") is proposed by the Debtor and Debtor-In-Possession in the above captioned case, Arizona Charlie's, Inc., a Nevada Corporation (the "Debtor"), and by High River Limited Partnership ("High River").1 The Plan is the product of a settlement reached between the Debtor and High River, as set forth in the "Term Sheet Agreement Between AZC (And Affiliates) And High River Limited Partnership" dated June 16, 1998 (the "Settlement Term Sheet").2 The Plan represents an amalgamation and melding of portions of the AZC Plan and the High River Plan which have been accepted by creditors and parties in interest in the case. The Plan is designed to restructure the financial obligations and business affairs of the Debtor. The Plan contemplates two (2) scenarios: (i) the Financing Option, under which the Debtor and its current principals will continue to own, manage, and operate the Casino; or (ii) the Debt Conversion Option, under which the ownership, management, and operation of the Casino will be transferred to High River. Under either scenario, Allowed Claims are treated in accordance with preferences expressed in the voting of Creditors for the Debtor's Plan and for the High River Plan.

                                   ARTICLE 2.
                                   ----------

                                   DEFINITIONS
                                   -----------

                  For purposes of this Plan, and except as expressly provided otherwise herein or unless the context otherwise requires, all of the defined terms stated in Article II (which appear in the Plan as capitalized terms) will have the meanings stated below. For purposes of this Plan and such defined terms, the singular and plural uses of such defined terms and the conjunctive and disjunctive uses thereof will be fungible and interchangeable (unless the context otherwise requires); and the defined terms will be equally applicable to masculine, feminine, and neuter forms of the terms defined. The defined terms stated in Article II also are substantive terms of the Plan; and Article II will be deemed incorporated throughout the rest of the Plan to apply the substantive provisions included in the defined terms. The words "herein", "hereof", "hereto", "hereunder", and others of similar import, refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction set forth in Section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Accordingly, the defined terms are as follows:
                  2.1. "Administrative Claim" will refer to and mean any Claim entitled to priority afforded by Sections 503(b) and 507(a) of the Bankruptcy Code arising prior to the Effective Date, including, without limitation: (a) every cost and expense of administration of the Reorganization Case, including, without limitation, all actual and necessary post-petition expenses of maintaining and preserving the Estate including post-petition taxes; (b) all actual and necessary post-petition expenses of operating the Debtor's business;
(c) all Professional Charges approved by the Bankruptcy Court pursuant to interim and final allowances in accordance with Bankruptcy Code ss.ss.330, 331, and 503(b); (d) all fees and charges assessed against the Estate under Chapter 123 of Title 28, United States Code; and (e) all reclamation claims which have been granted administrative expense priority pursuant to Bankruptcy Code ss. 546(c)(2).
                  2.2. "Allowed Claim" will refer to and mean (a) any Administrative, Secured, Unsecured, Priority or other Claim against the Debtor which: (i) was timely filed pursuant to an order of the Bankruptcy Court; (ii) is deemed filed under Section 1111(a) of the Bankruptcy Code; or (iii) is filed late with leave of the Bankruptcy Court or without objection by the Debtor or a party in interest with standing within a time fixed by the Bankruptcy Court for objecting to such late filing; (b) the Debtor or any other party in interest with standing to object to a claim has not filed an objection thereto, which objection must be filed within a time fixed by the Bankruptcy Court or the Plan, or if an objection has been filed, the Claim has been allowed by a Final Order; or (c) the Claim is allowed under this Plan.
                  2.3. "Appendix of Financing Documents" will refer to and mean the "Appendix of Selected Financing Documents" relating to the AZC Notes and the CQC Notes which was filed by the Debtor with the Bankruptcy Court on or about November 24, 1997.
                  2.4. "Assigned Claims" will refer to and mean any and all claims and causes of action to be assigned to the Reorganized Debtor from the AZC Noteholders or the Estate against any third parties, including, without limitation, any claims against one or more of the AZC Affiliates, arising under or in any way connected with the issuance, sale, purchase or other disposition of the AZC Notes or the conduct of the affairs of the Debtor or its Reorganization Case.
                  2.5. "Avoidance Actions" will refer to and mean actions brought by the Debtor or its representatives pursuant to Sections 541, 544, 547, 548, 549, 550, 553 of the Bankruptcy Code whenever commenced, including, but not limited to, the action by the Debtor against the trustee under the CQC Indenture which was commenced on the Petition Date through the filing of the "Complaint of Arizona Charlie's, Inc.: (1) To Declare Obligations Under Certain Limited
Guaranty Discharged; And (2) Alternatively, to Avoid That Certain Limited Guaranty As A Fraudulent Conveyance."
                  2.6. "AZC Affiliates" will refer to and mean parties related to the Debtor who have had prepetition transactions with the Debtor, including, but not limited to BGI, CQC, Sunset Coin, CHSC, and the BGI Stockholders as a group.
                  2.7. "AZC Affiliates Unsecured Claims" will refer to and mean the net amount of Unsecured Claims in the aggregate held by the AZC Affiliates against the Debtor after offsetting all Unsecured Claims held in the aggregate by the Debtor against the AZC Affiliates. Without limiting the generality of the foregoing, the AZC Affiliates Unsecured Claims consist of the BGI Management Fee Claim, the BGI Stockholders Claim, the Sunset Coin Claim, and other AZC Affiliate Claims less the BGI Receivables and the Becker Receivables. According to the Debtor's books and records, the AZC Affiliates Unsecured Claims amount to (on a net and aggregate basis) approximately $7,000,000. High River contests the validity and priority of the AZC Affiliates Unsecured Claim.
                  2.8. "AZC/CQC Claims" will refer to and mean any and all claims of the Debtor or the AZC Affiliates against CQC, including, but not limited to, Claims arising out of loans of approximately $2,500,000 made by the Debtor to CQC.
                  2.9. "AZC Indenture" will refer to and mean the Indenture as of November 15, 1993, between and among the Debtor, Sunset Coin, Charlie's Land Company, and the Original AZC Indenture Trustee (IBJ Schroder Bank & Trust Company as trustee, collateral agent, and transfer agent) executed in connection with the issuance of the AZC Notes. A copy of the AZC Indenture is attached to the Appendix of Financing Documents behind Tab 2.
                  2.10. "AZC Limited Guaranty" will refer to and mean the limited guaranty issued by the Debtor under Article 10 of the CQC Indenture with respect to the CQC Notes. The validity, amount, and extent of the AZC Limited Guaranty is in dispute. The AZC Limited Guaranty is the subject of an Avoidance Action commenced by the Debtor on the Petition Date.
                  2.11. "AZC Notes" will refer to and mean the 12% First Mortgage Notes issued in the original amount of $55,000,000 on or about November 15, 1993. A sample form AZC Note is contained in the AZC Indenture.
                  2.12. "AZC Noteholders" will refer to and mean the beneficial holders of the AZC Notes as of the Record Date.
                  2.13. "AZC Noteholders Collateral" will refer to and mean any real property and personal property belonging to the Debtor which serves as collateral for repayment of the AZC Notes.
                  2.14. "AZC Note Purchase Agreement" will refer to and mean the Purchase Agreement dated November 15, 1993 which governs the purchase and sale of the AZC Notes, the CQC Notes, and the BGI Warrants. A copy of the AZC Note Purchase Agreement is attached to the Appendix of Financing Documents behind Tab 1.
                  2.15. "AZC Noteholders Secured Claim" will refer to and mean the Allowed Claim of the AZC

Noteholders under Class 5 of this Plan.
                  2.16. "AZC Plan" will refer to and mean the "Debtor's Plan Of Reorganization Dated February 17, 1998, as amended as of May 15, 1998".
                  2.17. "AZC Security Documents" will refer to an mean the documents which give rise to the AZC Noteholders Collateral, including, but not limited to, the Fee and Leasehold Deed of Trust, Assignment of Leases and Subleases, Security Agreement and Fixture Filing dated as of November 15, 1993, and executed by the Debtor and Charlie's Land Company in favor of Land Title of Nevada as trustee for IBJ Schroder Bank & Trust Company, as collateral agent under the AZC Indenture.
                  2.18. "Ballots" will refer to and mean the ballots which were cast by the Creditors holding Claims in the Classes eligible to vote to accept or reject the Plan.
                  2.19. "Bankruptcy Code" will refer to and mean Title 11 of the United States Code,ss.ss.101, et seq., as it is in effect on the Confirmation Date.
                  2.20. "Bankruptcy Court" will refer to and mean the United States Bankruptcy Court for the District of Nevada, or such other court which exercises jurisdiction over part or all of the Reorganization Case, including the United States District Court for the District of Nevada if and to the extent that the reference of part or all of the Reorganization Case is withdrawn.
                  2.21. "Bankruptcy Rules" will refer to and mean the Federal Rules of Bankruptcy Procedure, promulgated under Title 28 of the United States Code, ss.2075, and the Local Rules of Bankruptcy Procedure of the United States Bankruptcy Court for the District of Nevada, as applicable from time to time during the Reorganization Case.
                  2.22. "Becker Family" will refer to and mean members of the Becker Family that directly or indirectly are involved in the ownership and operation of the Debtor, including, Ernest A. Becker III, Ernest A.
Becker IV, Bruce F. Becker, and Barry W. Becker.
                  2.23. "Becker Receivables" will refer to and mean the aggregate amount of money owed from members of the Becker Family to the Debtor. According to the Debtor's books and records, the Becker Receivables amount to $213,852 as of the Petition Date.
                  2.24. "BGI" will refer to and mean Becker Gaming, Inc., the entity which owns 100% of the stock of the Debtor.
                  2.25. "BGI Management Agreement" will refer to and mean the Management Agreement entered into as of May 31, 1994 between the Debtor and BGI for the management and operation of the Casino. The BGI Management Agreement was executed in conjunction with the issuance of the AZC Notes.
                  2.26. "BGI Management Fee Claim" will refer to and mean the claim of BGI for unpaid management fees owing as of the Petition Date under the BGI Management Agreement (as amended). According to the books and records of the Debtor, the BGI Management Fee Claim amounts to $5,583,113 as of the Petition Date. High River disputes the validity and priority of the BGI Management Fee Claim.
                  2.27. "BGI Receivables" will refer to and mean the aggregate amount of money owed from BGI to the Debtor. According to the Debtor's books and records, the BGI Receivables amount to $7,217,110 as of the Petition Date.
                  2.28. "BGI Stockholders" will refer to and mean the persons who own and hold stock interests in BGI, including Ernest A. Becker III (the holder of 36.11% of the stock in BGI), Bruce F. Becker (the holder of 27.61% of the stock in BGI), Ernest A. Becker IV (the holder of 15.47% of the stock in
BGI), Barry W. Becker (the holder of 15.47% of the stock in BGI), and Charlie's Land Company (a Nevada general partnership owned by members of the Becker Family and the holder of 5.34% of the stock in BGI).
                  2.29. "BGI Stockholders Claim" will refer to and mean the Claim of the BGI Stockholders arising out of the loan of approximately $5,000,000, plus accrued interest, to the Debtor in connection with the issuance in 1993 of the AZC Notes. According to the books and records of the Debtor, the BGI Stockholders Claim amounts to $5,275,000 as of the Petition Date. High River disputes the validity and priority of the BGI Stockholders Claim.
                  2.30. "BGI Warrants" will refer to and mean 2,500,000 warrants for the purchase of stock in BGI which were issued in connection with the placement of the AZC Notes and the CQC Notes pursuant to the "Warrant Agreement Between Becker Gaming, Inc. And IBJ Schroder Bank & Trust Company" dated as of November 15, 1993.
                  2.31. "Business Day" will refer to and mean every day except Saturdays, Sundays, and days on which the Bankruptcy Court is required by law to be closed.
                  2.32. "Cash" will refer to and mean cash, cash equivalents, bank deposits, and negotiable instruments payable on demand and supported by readily available funds.
                  2.33. "Casino" will refer to and mean the real property and personal property which comprises the Arizona Charlie's Hotel & Casino located in Las Vegas, Nevada, and owned by the Debtor, along with the real property used by the Debtor in the operations of the Casino.
                  2.34. "Chapter 11 Professionals" will refer to and mean the Debtor's Professionals and other professionals which are or may be employed with the Bankruptcy Court's approval at the expense of the Estate, pursuant to Bankruptcy Code ss.ss.327(a), 327(e), or 1103(a).
                  2.35. "Claim" will refer to and mean "claim" as the term is defined in Section 101(5) of the Bankruptcy Code.
                  2.36. "Class" will refer to and mean each of the classifications of the Claims and the Equity Interests, which are described in
Article III of the Plan. Each subclass of a Class provided in this Plan will be treated as a separate Class of the Plan for voting purposes and for all other purposes.
                  2.37. "CHSC" will refer to and mean, the Charleston Heights Shopping Center Partnership, one of the AZC Affiliates, and the owner of the Shopping Center.
                  2.38. "CHSC Leases" will refer to and mean the real property owned by CHSC and (x) leased to the Debtor pursuant to two real property leases which relate to, inter alia, a portion of the Casino's employee and customer parking, laundry facilities, administrative offices and repair shops which expire by their terms on June 30, 1998; and (y) other oral agreements and license for additional parking, including, without limitation, agreements concerning the site commonly referred to as the "Pistol Pete's" parcel.
                  2.39. "Collateral" means any property owned by the Debtor used to secure any financial obligation of the Debtor.
                  2.40. "Confirmation Date" will refer to and mean the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.
                  2.41. "Confirmation Hearing" will refer to and mean the hearing regarding confirmation of the Plan conducted by the Bankruptcy Court pursuant to Section 1128 of the Bankruptcy Code, as adjourned or continued from time to time.
                  2.42. "Confirmation Order" will refer to and mean the written order of the Bankruptcy Court which confirms the Plan pursuant to Section 1129 of the Bankruptcy Code.
                  2.43. "Court" The term "Court" is completely synonymous and interchangeable with the term "Bankruptcy Court," which term is defined in a preceding Section of this Article II.
                  2.44. "Creditor" will refer to and mean "creditor" as defined in Section 101(10) of the Bankruptcy Code.
                  2.45. "Creditors' Committee" will refer to and mean the Official Unsecured Creditors Committee appointed in the Reorganization Case by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code.
                  2.46. "Creditors' Committee Professionals" will refer to and mean (i) the law firm of Shea & Carlyon, Ltd., legal counsel to the Creditors' Committee.
                  2.47. "CQC" will refer to and mean Capitol Queen & Casino, Inc., one of the AZC Affiliates.
                  2.48. "CQC Indenture" will refer to and mean the Indenture as of November 15, 1993, between and among CQC, the Debtor, and IBJ Schroder Bank & Trust Company (the "CQC Indenture Trustee") as the trustee, collateral agent, and transfer agent in connection with the issuance of the CQC Notes.
                  2.49. "CQC Notes" will refer to and mean the 12% First Mortgage Notes issued by CQC in the original amount of $40,000,000 on or about November 15, 1993.
                  2.50. "CQC Noteholders" will refer to and mean the beneficial holders of the CQC Notes as of the Record Date.
                  2.51. "CQC Noteholders Guaranty Claim" will refer to and mean the Allowed Claim (if any) held by the CQC Noteholders against the Debtor under the AZC Limited Guaranty.
                  2.52. "Debt Conversion Option" will refer to and mean the debt conversion scenario which will become effective automatically if the Debtor or the AZC Affiliates fail to exercise the Financing Option in a timely manner, or the New Value Contribution is not made in a timely manner.
                  2.53. "Debtor" will refer to and mean Arizona Charlie's, Inc., a Nevada Corporation, as debtor and debtor-in-possession in the Reorganization Case.
                  2.54. "Debtor's Professionals" will refer to and mean: (i) the law firm of Streich Lang, P.A., which is the Debtor's general bankruptcy counsel; (ii) the law firm of James, Driggs & Walch, which is the Debtor's local bankruptcy counsel; (iii) the accounting firm of Coopers & Lybrand; and (iv) any and all other similar professionals which the Debtor has employed or may employ to assist in the conduct of the Reorganization Case or to provide professional services for a specified purpose, all in accordance with Sections 327(a) and 327(e) of the Bankruptcy Code.
                  2.55. "Disclosure Statements" will refer to and mean collectively the "Joint Disclosure Statement Accompanying Competing Plans Of Reorganization Proposes By: (1) The Debtor; (2) High River Limited Partnership; And (3) Station Casinos, Inc. And Fertitta Enterprises" dated May 8, 1998, as amended as of May 15, 1998(the "Joint Disclosure Statement"); the "Supplemental Disclosure Statement Accompanying Debtor's Plan Of Reorganization, As Amended" dated February 17, 1998, as amended as of May 15, 1998 (the "Debtor's Disclosure Supplement"); the "Supplemental Disclosure Statement Accompanying Plan Of Reorganization Proposed By High River Limited Partnership" dated May 8, 1998, as amended May 15, 1998 (the "High River Disclosure Supplement"); and the "Supplemental Disclosure Statement To Accompany First Amended Plan Of
Reorganization For Arizona Charlie's, Inc. Jointly Proposed By Fertitta Enterprises And Station Casinos, Inc. (Dated May 21, 1998)" (the "Fertitta Disclosure Supplement").
                  2.56. "Disputed Claim" will refer to and mean every Claim which is not an Allowed Claim.
                  2.57.  "Effective  Date"  will  refer to and  mean,  the first
Business Day after the last of the following dates and events have occurred, unless and to the extent that any condition or requirement for the occurrence of the Effective Date has been waived by the Debtor with the consent of High River:3 (a) the date which is eleven (11) days after the Confirmation Order is entered without the imposition of any stay; and (b) satisfaction of all conditions precedent to the effectiveness of the Plan set forth in Article XI below. Without limiting the generality of the foregoing, the Effective Date will not occur under the Debt Conversion Option unless and until all conditions to the Effective Date, including the approvals from the Gaming Authorities, are received by the holders of the New Common Stock. Except where performance earlier than the Effective Date is expressly required by the Plan or where it is lawful and expressly permitted by the Plan to perform after the Effective Date, performance under the Plan will be due on the Effective Date. The Debtor or the Reorganized Debtor (with the consent of High River) will have the right to render any or all of the performance under this Plan prior to what otherwise would be the Effective Date if the Debtor or the Reorganized Debtor (with the consent of High River) deem it appropriate to do so, including, but not limited to, the right to render performance under any circumstances which would moot any appeal, review, or other challenge of any kind to the Confirmation Order if the Confirmation Order is not stayed pending such appeal, review, or other challenge.
                  2.58. "Effective Date Cash" will refer to and mean all Cash held by the Reorganized Debtor on the Effective Date prior to the distribution or reservation of any amounts due under the Plan.
                  2.59. "Equity Interests" will refer to and mean the equity interests held by the holders of record as of the Confirmation Date of all of the Debtor's common stock.
                  2.60. "Estate" will refer to and mean the Debtor's estate created in the Reorganization Case pursuant to Section 541 of the Bankruptcy Code.
                  2.61. "Executory Contract" will refer to and mean every unexpired lease or executory contract which is subject to being assumed or rejected by the Debtor under Section 365 of the Bankruptcy Code.
                  2.62. "Existing CHSC Liens" will refer to and mean the liens and encumbrances as of June 23, 1998 in the amount of $3,475,746.08 payable to Midland Loan Servicing (the "Midland Lien") and in the amount of $583,069.93 payable to Silver State Bank (the "Silver Lien") which currently attach to the Shopping Center. The Midland Lien currently calls for equal monthly payments of $52,864.12 and carries a maturity of June 1, 2009. The Silver Lien calls for equal monthly payments of $5,308.38 and carries a maturity of April 1, 2003.
                  2.63. "Fertitta" will refer to and mean collectively Station Casinos, Inc. and Fertitta Enterprises, acting for and on behalf of Frank J. Fertitta and Victoria K. Fertitta, as Trustees of the Fertitta Trust, the holder of approximately $2,500,000 of the AZC Notes.
                  2.64. "Fertitta Plan" will refer to and mean the "First Amended Plan Of Reorganization For Arizona Charlie's, Inc. Jointly Proposed By Fertitta Enterprises And Station Casinos, Inc. (Dated May 21, 1998)" which was filed by Fertitta.
                  2.65. "Filed" will refer to and mean filed with the Bankruptcy Court in the Reorganization Case.
                  2.66. "Final Order" will refer to and mean an order or judgment entered on the docket by the Clerk of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties (a) which has not been reversed, stayed, modified, or amended; (b) as to which no appeal, certiorari proceeding, reargument or other review has been requested or is pending; and (c) as to which the time for filing a notice of appeal, a petition for certiorari, or request for reargument or further review or rehearing shall have expired.
                  2.67. "Financing Commitment" will refer to and mean the commitment issued on or about March 2, 1998 (as amended) by United Healthcare Financial Services, LLC ("UHFS") to provide the Debtor with up to $65,000,000 in financing to assist in the funding of the Plan and to provide approximately $20,500,000 in financing for the planned expansion of the Casino. A copy of the Financing Commitment is attached to the Disclosure Statement as Exhibit "K".
                  2.68. "Financing Option" will refer to and mean the scenario under which the Debtor has cash available by July 31, 1998 sufficient to make the cash payment of $61,600,000 to the Class 5 AZC Noteholders on or before August 7, 1998, together with the cash payment portion of the New Value Contribution by July 24, 1998, and therby eliminate the Debt Conversion Option.
                  2.69. "Gaming Authorities" will refer to and mean the Gaming Control Board, the Gaming Commission, and any other governmental entity or agency that has gaming regulatory authority over the Debtor.
                  2.70. "Gaming Control Board" will refer to and mean the State of Nevada Gaming Control Board established pursuant to Nev. Rev. Stat. ss.463.010, et seq., as amended.
                  2.71. "Gaming Commission" will refer to and mean the State of Nevada Gaming Commission.
                  2.72. "Gaming Equipment Secured Claims" will refer to and mean Secured Claims held by Creditors who provided gaming equipment to the Debtor through installment sales contracts or through some other form of secured transactions. According to the Debtor's books and records, Gaming Equipment Secured Claims are held by A.C. Coin & Slots, Casino Data Systems, International Gaming Technology, Newcourt Financial, and VLC of Nevada.
                  2.73. "High River Plan" will refer to and mean the "Plan Of Reorganization Proposed By High River Limited Partnership Dated May 8, 1998, as Amended as of May 15, 1998".
                  2.74. "New Common Stock" will refer to and mean the authorized shares of common stock to be issued under the Debt Conversion Option, par value of $.01 per share.
                  2.75. "New Value Contribution" will refer to and mean, the New Value Contribution of $1,500,000 in cash and the Allowed AZC Affiliates Unsecured Claims which will be contributed by the AZC Affiliates to the Debtor for the funding of the Plan. Under the Financing Option, the cash portion of the New Value Contribution ($1,500,000) will be used: (i) first, to pay the fees and expenses incurred by High River in connection with the case (in the amount of
$1,200,000); and (ii) thereafter, to pay the reasonable fees and expenses recoverable by the trustees under the AZC Indenture and the CQC Indenture as allowed by the Bankruptcy Court.4 Under the Debt Conversion Option, the cash portion of the New Value Contribution ($1,500,000) will be paid to High River. The New Value Contribution will be made by July 24, 1998. Notwithstanding any provision in this Plan to the contrary, the Debt Conversion Option will become effective immediately, in the event that the New Value Contribution is not made in a timely manner.
                  2.76. "Old Common Stock" will refer to and mean the shares of common stock,$.01 par value per share, of the Debtor issued and outstanding immediately prior to the Effective Date, and all options, warrants and similar rights, whether contractual or otherwise, to acquire such shares of common stock, and all shares or other securities convertible or otherwise exchangeable into such shares of common stock.
                  2.77. "Operating Order" will refer to and mean the "Stipulated Order Authorizing Debtor's Use Of Operating Revenues To Pay For Necessary Operating And Emergency Expenses" which was entered by the Bankruptcy Court on December 2, 1997. The Operating Order will terminate on the Effective Date of this Plan. From and after the Effective Date of this Plan, the Debtor will be free to use the revenues from the Casino to pay for any and all expenses which the Debtor in its business judgment incurs, and to make the payments called for under this Plan. A copy of the Operating Order is attached to the Disclosure Statement as Exhibit "J".
                  2.78. "Other Unsecured Claims" will refer to and mean any Unsecured Claims against the Debtor which are not an Administrative Claim, a Priority Unsecured Claim, a Priority Unsecured Tax Claim, a Trade Unsecured Claim, an AZC Noteholders Deficiency Claim, a CQC Noteholders Guaranty Claim, or an AZC Affiliates Unsecured Claim.
                  2.79. "Person" will refer to and have the same meaning as set forth in Section 101(41) of the Code.
                  2.80. "Petition Date" will refer to and mean November 14, 1997, the date on which the voluntary Chapter 11 petition commencing the Reorganization Case was filed.
                  2.81. "Plan" will refer to and mean this "Consensual Plan Of Reorganization Proposed By The Debtor And By High River" and every modification, amendment, restatement, and supplement thereof, if any, filed by the Debtor and High River, from time to time.
                  2.82. "Plan Payments" will refer to and mean the funds to be advanced by High River on the Effective Date to the Reorganized Debtor in an amount sufficient to fund any shortfall in Cash payments required to be made under the Debt Conversion Option.
                  2.83. "Priority Tax Claim" will refer to and mean every Claim of the kind entitled to priority under Section 507(a)(8) of the Bankruptcy Code.
                  2.84. "Priority Unsecured Claim" will refer to and mean every Unsecured Claim or portion thereof which is not an Administrative Claim or a Priority Tax Claim, and which is entitled to a priority under Section 507 of the Bankruptcy Code.
                  2.85. "Pro Rata Share" will refer to and mean the ratio of the amount of an Allowed Claim in a particular Class to the aggregate amount of all Allowed Claims in such Class.
                  2.86. "Professional Charges" will refer to and mean the Allowed interim and final professional fees and expenses charged by the Chapter 11 Professionals and allowed by the Bankruptcy Court pursuant to Sections 330 and 331 of the Bankruptcy Code.
                  2.87. "Record Date" will refer to and mean the Confirmation Date, or such other date established by the Bankruptcy Court relative to determining the AZC Noteholders (and any other security holders) who are entitled to receive distributions under the Plan.
                  2.88. "Reorganization Case" will refer to and mean the Debtor's bankruptcy case under Chapter 11 of the Bankruptcy Code commenced on the Petition Date resulting in the above-captioned pending case.
                  2.89. "Reorganized Articles" will refer to and mean the Restated Articles of Incorporation of the Reorganized Debtor which will become operative in the event of the Debt Conversion Option.
                  2.90. "Reorganized By-laws" will refer to and mean the Restated By-laws of the Reorganized Debtor which will become operative in the event of the Debt Conversion Option.
                  2.91. "Reorganized Debtor" will refer to and mean the Debtor, as reorganized from and after the Effective Date. Unless otherwise expressly stated or the context otherwise requires, alternative references to the Debtor or the Reorganized Debtor, or either of them, throughout various provisions of the Plan are intended to anticipate whether an event may occur before or after the Effective Date.
                  2.92. "Schedules" will refer to and mean the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor pursuant to Section 521 of the Bankruptcy Code, as such schedules and statement are amended, modified, restated or supplemented hereafter from time to time (with the consent of High River).
                  2.93. "Secured Claim" will refer to and mean every Claim or portion thereof held by any Person, including, without limitation, an Affiliate or judgment creditor of the Debtor, to the extent such Claim constitutes a Secured Claim under Sections 506(a) or 1111(b) of the Bankruptcy Code.
                  2.94. "Secured Creditor" will refer to and mean every Creditor which holds a Secured Claim in the Reorganization Case.
                  2.95. "Secured Tax Claims" will refer to and mean all Claims of any state or local government unit which is secured by property of the Estate by operation of applicable non-bankruptcy laws, including, but not limited to, Secured Claims for unpaid real property taxes, unpaid personal property taxes, or unpaid sales taxes.
                  2.96. "SEC" will refer to and mean the Securities Exchange Commission.
                  2.97. "Shopping Center" will refer to and mean the shopping center owned by CHSC, a portion of which is leased to the Debtor.
                  2.98. "Shopping Center Purchase Option" will refer to and mean the ten (10) year option granted to High River to purchase the Shopping Center (exclusive of the portion of the Shopping Center covered by the CHSC Leases which have already been conveyed) under the Debt Conversion Option. The price of the Shopping Center Purchase Option is $7,000,000 net of and subject to the Existing CHSC Liens if exercised within the first year after the Confirmation Date, and $7,000,000 net of and subject to the Existing CHSC Liens plus the amount of any cumulative increase in the Consumer Price Index if exercised in the second to tenth years after the Confirmation Date. The Shopping Center Purchase Option expires on the eleventh anniversary of the Confirmation Date.
                  2.99. "Sunset Coin" will refer to and mean Sunset Coin, Inc., one of the AZC Affiliates.
                  2.100. "Sunset Coin Claim" will refer to and mean the total amount of money owing from the Debtor to Sunset Coin. According to the Debtor's books and records, the Sunset Coin Claim amounts to at least $3,525,000 as of the Petition Date. High River disputes the validity and priority the Sunset Coin Claim.
                  2.101. "Sunset Coin Limited Guaranty" will refer to and mean the limited guaranty issued by Sunset Coin under Section 10.01 of the AZC Indenture with respect to the AZC Notes. Based on the Form 10Q for the period ending September 30, 1997 which was filed by BGI with the SEC, Sunset Coin has a negative net worth when the receivable owing from the Debtor is excluded from Sunset Coin's balance sheet. As a consequence, the Debtor believes that the Sunset Coin Limited Guaranty has little or no present value (and perhaps never had any value) for the AZC Noteholders. High River disputes the Debtor's belief as to the scope and value of the Sunset Coin Limited Guaranty.
                  2.102. "Trade Unsecured Claims" will refer to and mean the Unsecured Claims of those vendors of goods and services to the Debtor whose ongoing business relationship with the Debtor is essential to the efficient and effective operation of the Casino following the Confirmation Date. A list of the Trade Unsecured Claims is attached to the Disclosure Statement as Exhibit "F".
                  2.103. "Unsecured Claim" will refer to and mean every Claim (and every portion of a Claim) against the Debtor, regardless of priority, which is not a Secured Claim.
                  2.104. "Unsecured Creditor" will refer to and mean every Creditor which holds an Unsecured Claim in the Reorganization Case.
                  2.105. "Working Capital Reserve" will refer to and mean the funds to be advanced on the Effective Date of the Debt Conversion Option, from time to time upon the occurrence of the Debt Conversion Option, by High River to the Reorganized Debtor on market terms, in an amount sufficient to fund (a) the Reorganized Debtor's capital expenditures, (b) general working capital needs of the Reorganized Debtor.

                                   ARTICLE 3.
                                   ----------
                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                  ---------------------------------------------

                  All Claims and the Equity Interests are classified under the Plan as hereafter stated in Article III. As of the Confirmation Hearing, any Class of Claims which does not contain any Creditor's Claim will be deemed deleted automatically from the Plan.
                  3.1. Class 1: Allowed Administrative Claims . The Class 1 Claims will be all Claims which are Allowed Administrative Claims including Professional Charges, all Administrative Tax Claims, and all Claims which have been filed pursuant to Section 503(b) of the Code to which an order of the Bankruptcy Court has been entered allowing such Claims.
                  3.2. Class 2: Allowed Priority Unsecured Claims . The Class 2 Claims will be all Allowed Claims which are Priority Unsecured Claims, except Class 1 Administrative Claims and Priority Unsecured Tax Claims designated in Class 4 hereof.
                  3.3. Class 3: Allowed Secured Tax Claims . The Class 3 Claims will be all Allowed Claims which are prepetition Secured Tax Claims.
                  3.4. Class 4: Allowed Priority Unsecured Tax Claims. The Class 4 Claims will be all Allowed

Claims which are Priority Tax Claims.
                  3.5. Class 5: Allowed Secured Claims of the AZC Noteholders . The Class 5 Claims will be all Allowed Secured Claims of the AZC Noteholders.
                  3.6. Class 6: Allowed Gaming Equipment Secured Claims . The Class 6 Claims will be all Allowed Claims which are Gaming Equipment Secured Claims. Each Gaming Equipment Secured Claim in Class 6 will constitute and occupy a separate class for all purposes under the Plan (i.e., each Class 6 Gaming Equipment Secured Claim will constitute and occupy a separate class for purposes of voting on the Plan, for purposes of acceptances of the Plan, and for purposes of treatment under the Plan).
                  3.7.  Class 7:  Allowed  Other  Secured  Claims . The  Class 7
Claims will be Allowed Secured Claims. As in Class 6, each Secured Class 7 Secured Claim will constitute and occupy a separate class for all purposes under the Plan.
                  3.8. Class 8:(Intentionally Omitted) . Unless modified pursuant to ss.1127 of the Bankruptcy Code to provide otherwise, there will be no Class 8 Claims under the Plan.
                  3.9.       Class 9: Allowed Trade Unsecured  Claims .
The Class 9 Claims will be all Unsecured Claims which are Trade Unsecured
Claims.
                  3.10. Class 10:(Intentionally Omitted) . Unless modified pursuant to ss.1127 of the Bankruptcy Code to provide otherwise, there will be no Class 10 Claims under the Plan.
                  3.11. Class 11: Allowed Other Unsecured Claims . The Class 11 Claims will be all Allowed Claims which are Other Unsecured Claims. As with Classes 6 and 7, each Class 11 Other Unsecured Claim will constitute and occupy a separate class for all purposes under the Plan.
                  3.12. Class 12: Allowed AZC Affiliates Unsecured Claims . The Class 12 Claims will be all Allowed AZC Affiliates Unsecured Claims.
                  3.13. Class 13: Allowed CQC Noteholders Guaranty Claim . The Class 13 Claims will be the Allowed CQC Noteholders Guaranty Claim.
                  3.14. Class 14: Allowed Equity Interests . Class 14 will be all Allowed Equity Interests in the Debtor.

                                   ARTICLE 4.
                                   ----------

                  TREATMENT OF CLASSES OF CLAIMS UNDER THE PLAN
                  ---------------------------------------------

                  4.1.  Treatment  of Class 1  (Administrative  Claims)  . Every
Creditor holding a Class 1 Administrative  Claim will be paid by the Reorganized
Debtor: (a) fully and in Cash on the Effective Date if the Claim is then an Allowed Claim; (b) fully and in Cash when and if the Claim becomes an Allowed Claim after the Effective Date; (c) as otherwise agreed in writing by the Creditor holding the Allowed Claim; or (d) as ordered by the Bankruptcy Court. Class One Administrative Claims are unimpaired.
                  4.2. Treatment of Class 2 (Priority  Unsecured Claims) . Every
Creditor holding a Class 2 Priority Unsecured Claim will be paid by the Reorganized Debtor: (a) fully and in Cash on the Effective Date if the Claim is then an Allowed Claim; (b) fully and in Cash when and if the Claim becomes an Allowed Claim after the Effective Date; (c) as otherwise agreed in writing by the Creditor holding the Allowed Claim; or (d) as ordered by the Bankruptcy Court. Class Two Priority Unsecured Claims are unimpaired.
                  4.3.  Treatment  of Class 3 Claims  (Secured Tax Claims) . All
Class 3 Claims, as and when they are Allowed Claims, will receive payments equal to the allowed amount of their claims, with interest at the rate of 8% per annum, amortized over the period from the Effective Date through the date which is five (5) years from the Effective Date. Payments on the allowed Class 3 Secured Tax Claims will be made in equal, semi-annual installments commencing on the first day of the sixth month following the Effective Date. All unpaid principal and interest owing in respect of the Class 3 Secured Tax Claims will be due and payable in full on the date which is five (5) years from the Effective Date. The Class 3 Secured Tax Claims are impaired.
                  4.4.  Treatment  of  Class 4  (Priority  Tax  Claims)  . Every
Creditor holding a Class 4 Priority Tax Claim, as and when it is an Allowed Claim, will be paid by the Reorganized Debtor: (i) in full and in Cash on the later of the Effective Date or the date upon which such Claim becomes an Allowed Claim; or, at the election of the Reorganized Debtor, (ii) in equal quarterly installments of principal and interest over a period commencing at the end of the first calendar quarter after the Effective Date, and continuing at the end of each calendar quarter thereafter until the date that is six (6) years after the assessment date with respect to such Allowed Priority Tax Claim, with interest fixed at 8% per annum or at such other rate which the Bankruptcy Court determines is an appropriate rate of interest for the holders of Allowed Priority Tax Claims. Class 4 Priority Tax Claims are unimpaired.
                  4.5.  Treatment of Class 5 (AZC  Noteholders  Secured Claim) .
The Class 5 AZC Noteholders Secured Claim, as and when it is an Allowed Claim, will be treated as follows:
                        4.5.1 Financing Option . In the event that the Debtor performs under the Financing Option, on or before August 7, 1998 at 5:00 p.m. PST, each of the AZC Noteholders as of the Record Date, through a payment made to the trustee under the AZC Indenture, will receive its pro rata share of a $61,600,000 cash payment along with its share of the New Value Contribution as provided in ss.2.75 above. The Debtor shall on the same date pay to High River its share of the cash portion of the New Value Contribution as provided in ss.2.75 above. These payments shall be in full satisfaction of all claims arising under the AZC Notes, the AZC Indenture, the AZC Security Documents, and related documents. The Debtor will make the $61,600,000 cash payment along with the transfer of a portion of the New Value Contribution provided under ss.2.75 above to the trustee under the AZC Indenture, who will be responsible for dispersing to the AZC Noteholders their respective pro rata shares of the payment. In exchange for the $61,600,000 cash payment and the transfer of the portion of the New Value Contribution provided in ss. 2.75 above to the trustee of the AZC Indenture for disbursement to the AZC Noteholders, the AZC Notes will be canceled automatically without the need to deliver the canceled AZC Notes to the Debtor or to the Reorganized Debtor, and the AZC Security Documents and the AZC Noteholders Collateral will be released, reconveyed, and otherwise extinguished automatically without the need to deliver formal releases, reconveyances, or other such devices, provided however, that the trustee under the AZC Indenture is authorized and directed to execute such documents and to perform such other acts as may be necessary to cancel the AZC Notes and to release and extinguish the AZC Noteholders Collateral. In addition, the BGI
Warrants and the Assigned Claims will be transferred and assigned to the Reorganized Debtor, and will be extinguished as of the Effective Date. The Class 5 AZC Noteholders Secured Claims are impaired under the Financing Option.
                        4.5.2 Debt Conversion Option . As soon thereafter as practical upon a failure of the
Debtor to perform under the Financing Option, the AZC Noteholders as of the Record Date will receive from High River a cash payment of $960 per $1,000 of aggregate principal amount of the AZC Notes owned; provided however, that in consideration of its funding of the Plan, High River will receive 100% of the New Common Stock. In addition, High River will receive at the same time the $1,500,000 cash portion of the New Value Contribution. High River will make the cash payment to the trustee under the AZC Indenture, who will be responsible for dispersing to the AZC Noteholders their respective pro rata shares of the payment. In exchange for the cash payments and the transfer of the New Common Stock to AZC Noteholders and High River as the case may be, the AZC Notes will be canceled automatically without the need to deliver the canceled AZC Notes to the Debtor or to the Reorganized Debtor, and the AZC Security Documents and the AZC Noteholders Collateral will be released, reconveyed, and otherwise extinguished automatically without the need to deliver formal releases, reconveyances, or other such devices, provided however, that the trustee under the AZC Indenture is authorized and directed to execute such documents and to perform such other acts as may be necessary to cancel the AZC Notes and to release and extinguish the AZC Noteholders Collateral. In addition, the BGI Warrants and the Assigned Claims will be assigned to the Reorganized Debtor and will be extinguished as of the Effective Date, provided that, if the AZC Affiliates fail to complete the transfers and other performance provided in ss.6.3 below in a timely fashion, neither the BGI Warrants nor the Assigned Claims will be extinguished. The Class 5 AZC Noteholders Secured Claims are impaired under the Financing Option.
                  4.6.  Treatment of Class 6 (Gaming Equipment Secured Claims) .
                  Under  either  the  Financing  Option  or the Debt  Conversion
Option, each Class 6 Gaming Equipment Secured Claim, as and when it is an Allowed Claim, will be paid as follows: (a) on the Effective Date, the Debtor will bring current all post-petition payments owing to the holders of the Gaming Equipment Secured Claims under their respective contracts; (b) from and after the Effective Date, the Debtor will pay the holders of the Gaming Equipment Secured Claims according to the terms of their respective contracts; and (c) the Debtor will pay any prepetition arrearages along with recoverable costs and expenses (including reasonable attorneys' fees) owing to the holders of the Gaming Equipment Secured Claims in six (6) equal monthly installments of principal and interest at the rate of 8% per annum, beginning on the first day of the first month following the Effective Date. The holders of the Gaming Equipment Secured Claims will retain any liens that they held on property of the Debtor prior to the Petition Date as security for repayment of the Gaming Equipment Secured Claims. In addition, confirmation of the Plan will not constitute a discharge of any claims, rights, or causes of action that the Class 6 Gaming Equipment Secured Creditors may have against non-debtor third parties. The Class 6 Gaming Equipment Secured Claims are impaired under the Plan.
                  4.7.  Treatment of Class 7 (Other Secured  Claims) . The Other
Secured Claims (including any and all subclasses of Other Secured Claims), as and when they are Allowed Claims, will be paid as follows under either the Financing Option or the Debt Conversion Option: (a) on the Effective Date, the Debtor will bring current all post-petition payments owing to the holders of the Other Secured Claims under their respective contracts; (b) from and after the Effective Date, the Debtor will pay the holders of the Other Secured Claims according to the terms of their respective contracts; and (c) the Debtor will pay any prepetition arrearages owing to the holders of the Other Secured Claims in six (6) equal monthly installments of principal and interest at the rate of 8% per annum, beginning on the first day of the first month following the Effective Date. The holders of the Other Secured Claims will retain any liens that they held on property of the Debtor prior to the Petition Date as security for repayment of the Other Secured Claims. The Class 7 Other Secured Claims are impaired.

                  4.8. Treatment of Class 8 (Intentionally Omitted) . Unless modified pursuant to ss.1127 of the Bankruptcy Code, Class 8 under the Debtor's Plan will be unoccupied.
                  4.9. Treatment of 9 (Trade Unsecured Claims) . The Trade Unsecured Claims, as and when they are Allowed Claims, will be paid as follows:
The holder of a Trade Unsecured Claim will be paid the amount equal to 100% of its Allowed Claim on the date which is eleven (11) days after the Confirmation Date. The Class 9 Trade Unsecured Claims are impaired under the Plan.
                  4.10. Treatment of Class 10 (Intentionally Omitted) . Unless modified pursuant to ss. 1127 of the Bankruptcy Code, Class 10 under the Plan will be unoccupied.
                  4.11 Treatment of Class 11 (Allowed Other Unsecured Claims) . The Class 11 Other Unsecured Claims, as and when they are Allowed Claims, will be paid as follows:
                             4.11.1 Payment  Generally.  Except as stated below
in subsection  4.11.3,  the holder of a
Class 11 Other Unsecured Claim will be paid the amount equal to 100% of its Allowed Claim on the date which is eleven (11) days after the Confirmation Date.
                             4.11.2 Limitation on Payments to Personal Injury
Claimants .  Notwithstanding  subsections
4.11.1 and 4.11.2 above, payments to certain holders of Class 11 Other Unsecured Claims will be limited as follows: (a) with respect to any Class 11 Other Unsecured Claim that is a personal injury claim related to a motor vehicle accident, the payment will be the lesser of the amount of the Allowed Claim, or $2,500; and (b) with respect to any Class 11 Other Unsecured Claim that is a personal injury claim not related to a motor vehicle accident, the payment will be the lesser of the amount of the Allowed Claim, or $25,000. The holders of the Class 11 Other Unsecured Claims that are personal injury claims may recover any balance owed from the Debtor's insurance providers.
                             4.11.3  Reservation of Personal Injury  Claimants'
Right to Recover  Insurance  Proceeds .
Nothing in this Section 4.11 shall limit or prevent in any way the ability of the holders of Class 11 Other Unsecured Claims from pursuing any and all claims they may have with respect to the Debtor's insurance providers.
                  4.12 Treatment of Class 12 (AZC Affiliates Unsecured Claims) . The holders of the AZC Affiliates Unsecured Claims will not receive any property or distributions on account of their Allowed Claims. Instead, the holders of the AZC Affiliates Unsecured Claims will contribute their Allowed Claims to the Debtor as part of the New Value Contribution under both the Financing Option and the Debt Conversion Option. The Class 12 AZC Affiliates Unsecured Claims are impaired.
                  4.13 Treatment of Class 13 (CQC Noteholders Guaranty Claims) . The Class 13 CQC Noteholders Guaranty Claims, as and when they are Allowed Claims, will be paid as follows under both the Financing Option and the Debt Conversion Option: On the Effective Date, or as soon thereafter as possible, and in full satisfaction and settlement of the CQC Noteholders Guaranty Claims, each of the holders of the CQC Noteholders Guaranty Claims as of the Record Date will receive its Pro Rata share of $1,500,000, the portion of the New Value Contribution provided in ss. 2.75 under the Financing Option, and the benefit of the waiver of the AZC/CQC Claims by the Debtor and the AZC Affiliates. The Debtor will make the $1,500,000 cash payment and will transmit the portion of the New Value Contribution provided in ss. 2.75 under the Financing Option to the trustee under the CQC Indenture, who will be responsible for dispersing to the CQC Noteholders their respective pro rata shares of the payments. On the Effective Date, the AZC Limited Guaranty will be released automatically to the Reorganized Debtor, and the AZC Limited Guaranty will be discharged, canceled, and extinguished in exchange for the $1,500,000 cash payment, the portion of the New Value Contribution provided in ss. 2.75 under the Financing Option, and the waiver of the AZC/CQC Claims by the Debtor and the AZC Affiliates. The Class 13 CQC Noteholders Guaranty Claims are impaired under the Plan.
                  4.14 Class 14: (Equity Interests) . The holder of the Equity Interests in the Debtor (BGI) will not receive any property or distributions on account of its Equity Interests under the Plan. BGI, along with Sunset Coin, will make the New Value Contribution to fund the Plan. Under the Financing Option, and in exchange for the New Value Contribution, BGI will retain its Equity Interests and will retain all of the Old Common Stock in the Debtor. Under the Debt Conversion Option, the Old Common Stock and BGI's Equity Interests in the Debtor will be canceled. The Class 14 Equity Interests are impaired under both the Financing Option and the Debt Conversion Option.

                                   ARTICLE 5.
                                   ----------
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                    ----------------------------------------

                  5.1. Assumption of Certain Executory Contracts . The Executory Contracts of the Debtor listed in Exhibit "B" to the Debtor's Supplemental Disclosure shall be assumed upon the Confirmation Date of the Plan pursuant to Bankruptcy Code ss.365.
                  5.2. Rejection of Other Executory Contracts . Any and all Executory Contracts of the Debtor that are not expressly assumed pursuant to this Plan or which have not been otherwise assumed by the Debtor in the Reorganization Case will be deemed rejected as of the Confirmation Date pursuant to Bankruptcy Code ss.365.
                  5.3. Rejection Claims Bar Date . Every Claim asserted by a Creditor arising from the rejection of an Executory Contract pursuant to the Plan must be filed with the Bankruptcy Court no later than the first Business Day which is thirty (30) days after the Confirmation Date. Every such Claim which is timely filed, as and when it becomes an Allowed Claim, will be treated under Class 11 of the Plan. Every rejection Claim which is not timely filed by the deadline stated above will be barred and discharged, and the Creditor holding the Claim will not receive or be entitled to any distribution under the Plan on account of such Claim.
                  5.4. Vesting . All Executory Contracts which are assumed will be vested in the Reorganized Debtor as of the Effective Date.


                                   ARTICLE 6.
                                   ----------
                        MEANS FOR IMPLEMENTATION OF PLAN
                        --------------------------------

                  6.1 Structure, Management, And Funding Of Reorganized Debtor Under The Financing Option . Under the Financing Option, the Reorganized Debtor will be structured, managed, and funded as follows:
                             6.1..1 Structure Of Reorganized  Debtor . The
Reorganized Debtor will continue in business
as a Nevada closely held corporation, and will continue to be owned by BGI. The Debtor will be managed by the individuals identified below in Section 6.1.2. See also Section V(B) of the Debtor's Disclosure Supplement. From and after the Effective Date, the Reorganized Debtor may enter into operating agreements, vendor agreements, management agreements, financing agreements, indemnity agreements, stock purchase agreements, employment contracts, stock option agreements, severance agreements and any other necessary or desirable contracts, agreements, or arrangements without the need for any Bankruptcy Court approval.
                             6.1.2  Officers and  Management  of the Reorganized
Debtor . The  following  individuals
will serve as the directors, officers, and managers of the Reorganized Debtor:
                  Bruce F. Becker, Chairman and Director
                  Ernest A. Becker, III, Treasurer and Director
                  Ernest A. Becker, IV, Vice President and Director
                  Barry W. Becker, Secretary and Director
                  W. Bucky Howard, Chief Operating Officer
                  Jerry Griffis, Chief Financial Officer
                  Gerald C. Heetland, General Counsel
                  Paul Tomba, Director of Food and Beverage
                  Ron Lurie, Director of Marketing
                  Don Joshua, Director of Slot Operations
                             6.1.3  Funding of the Plan .  Payments  under the
Plan which are due from the  Reorganized
Debtor on the Effective Date will be funded from the Effective Date Cash, a portion of the cash portion the New Value Contribution from the AZC Affiliates, and funding from UHFS under the Financing Commitment. The funds necessary to ensure continuing performance under the Plan after the Effective Date will come from excess Effective Date Cash, and from revenues of the Reorganized Debtor's operations, including revenues generated by the Casino. If required, the
Reorganized Debtor may seek additional financing from or additional equity contributions from third party sources or from the AZC Affiliates.
                             6.1.4  New  Value   Contribution  .  The  AZC
Affiliates   will  deliver  the  New  Value
Contribution to the Debtor by July 24, 1998, which amount shall be segregated by the Debtor in a separate account. The failure to make the New Value Contribution by July 24, 1998 triggers the Debt Conversion Option under the Plan, and will result in the joint and several obligation of each of the AZC Affiliates to pay to High River $1,750,000 in cash.
                  6.2 Structure, Management, And Funding Of Reorganized Debtor Under The Debt Conversion Option . Under the Debt Conversion Option, the Reorganized Debtor will be structured, managed, and funded as follows:
                             6.2.1  Structure  Of  Reorganized   Debtor  .
Under the Debt Conversion Option, the Reorganized Debtor will be restructured as follows:
                                    6.2.1(a) New Common Stock.  On the Effective
Date,  the  Reorganized  Debtor shall
have five million (5,000,000) shares of New Common Stock authorized, of which one million (1,000,000) shares will be issued and outstanding, all of which shares of New Common Stock shall, in accordance with this Plan, be issued to High River.
                                    6.2.1(b)Cancellation  of Old Common Stock.
On the Effective  Date,  the Old Common
Stock (whether issued and outstanding or held in the treasury of the Debtor) shall be canceled and extinguished, and holders of the Old Common Stock shall not receive any equity or other interests in the Reorganized Debtor or any other consideration in exchange for the cancellation and extinguishment of the Old Common Stock.
                                    6.2.1(c)New  Certificate of  Incorporation
and By-laws.  As of the Effective Date,
the certificate of incorporation and bylaws of the Debtor shall be amended and restated substantially in the forms of the Reorganized Articles and Reorganized By-Laws, and which provide for, among other things, the authorization of any and all acts necessary to effectuate this Plan including, without limitation, the issuance of the New Common Stock. Such Reorganized Articles and Reorganized By-laws shall also provide to the extent required by Section 1123(a) and (b) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities.
                                    6.2.1(d)No Corporate  Action  Required.  As
of the Effective  Date (i) the adoption
of the Reorganized Articles and the Reorganized By-Laws or similar constituent documents for the Reorganized Debtor; (ii) the initial selection of directors and officers for the Reorganized Debtor; (iii) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements related or contemplated by this Plan; and (iv) the other matters provided for under or in furtherance of this Plan involving corporate action to be taken by or required of the Debtor, or the Reorganized Debtor, shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without further order of the Bankruptcy Court or any requirement of further action by the stockholders or directors of the Debtor, or the Reorganized Debtor.
                             6.2.2  New Management and Interim  Operations
Pending Receipt of Gaming Approvals . Under
the Debt Conversion Option, the Reorganized Debtor will be managed as follows:
                                    6.2.2(a)  Interim  Operation.  The AZC
Affiliates  will cooperate in the transition
of ownership and management of the Casino pending receipt by High River of all required approvals from the Gaming Authorities. In this regard, Bruce Becker will continue to manage and operate the Casino free of charge for sixty (60) days from and after August 7, 1998, provided however, that Bruce Becker will continue to use and occupy his suite at the Casino during the term of his lease which will expire on December 31, 1998. Other managers and employees of the Debtor will be compensated at their current salaries for services performed during the transition of the ownership and management of the Casino.
                                    6.2.2(b) Post Effective Date  Management.
Under the Debt  Conversion  Option,  and
following the Effective Date, the Reorganized Debtor will be managed under the direction of Carl Icahn and as otherwise provided in the High River Plan.
                             6.2.3  Funding Of The Plan . From and after the
Effective  Date,  the  Reorganized  Debtor
shall have sole and complete discretion to raise capital for any purpose authorized by the Reorganized Articles in any manner. On the Effective Date, and subject to any applicable Gaming Authorities' approvals, High River will be obligated to advance the Plan Payments and the Working Capital Reserve, which shall be secured by a first mortgage on the Casino.
                             6.2.4  New  Value   Contribution.   The  AZC
Affiliates   will  deliver  the  New  Value
Contribution to the Reorganized Debtor by July 24, 1998. The failure to make the New Value Contribution by July 24, 1998 triggers the Debt Conversion Option under the Plan, and will result in the joint and several obligation of each of the AZC Affiliates to pay to High River $1,750,000 in cash.
                  6.3 Conveyancing And Related Obligations Of The AZC Affiliates Under The Debt Conversion Option . Under the Debt Conversion Option, the AZC Affiliates will make the following conveyances to the Reorganized Debtor:
                             6.3.1 Transfer Of Parking Lots . By August 7, 1998,
the AZC  Affiliates  will transfer to
the Reorganized Debtor the parking lots covered by the CHSC Leases, free and clear of all liens, claims, and encumbrances, but subject to existing easements and any mutual easements or right of ways needed to operate the balance of the Shopping Center.
                             6.3.2  Lease  Of  Buildings  Covered  By the CHSC
Leases . By  August  7,  1998,  the AZC
Affiliates will lease to the Reorganized Debtor the buildings and other improvements covered by the CHSC Leases (along with appurtenant parking), on the same economic terms and conditions of the CHSC Leases, except that: (w) the Reorganized Debtor can change the name of the Casino; (x) the term of the lease will be 99 years or such other maximum period of time permitted by law; (y) the rent shall be $10 per year; and (z) the lease will not be affected by the proximity of the Casino to any other casino in which High River has or may have an interest. The leases provided to the Reorganized Debtor under this subparagraph 6.3.2 will have priority over any Existing Liens (defined below), and the AZC Affiliates will deliver to the Reorganized Debtor attornment agreements in form and substance satisfactory to High River. The AZC Affiliates also will use reasonable efforts to remove the Exisiting CHSC Liens and effect the fee simple transfer of the existing buildings and other improvements covered by the CHSC Leases to the Reorganized Debtor, subject to existing easements and any mutual easements or right of ways needed to operate the balance of the Shopping Center.
                             6.3.3  Completion Of 1993 Transfers And Removal Of
Encroachments . By August 7, 1998, the
AZC Affiliates will complete all transfers required under that certain Agreement of Reorganization dated as of November 13, 1993 which was executed in conjunction with the AZC Indenture; the AZC Affiliates will cooperate in the removal of any encroachments by the Casino on other portions of the Shopping Center; and the AZC Affiliates will cooperate generally in ensuring that clear title to the Casino is held by the Reorganized Debtor. The AZC Affiliates also will cooperate in efforts which may be undertaken by High River to effectuate a closure or relocation of that portion of Evergreen Street immediately adjacent to the Casino.
                             6.3.4  Purchase  Option  For  Balance  Of  Shopping
Center . By August 7,  1998,  the AZC
Affiliates will grant to the Reorganized Debtor the Shopping Center Purchase Option.
                             6.3.5  Limitations  On  Existing  CHSC  Liens .
During the option period provided in subparagraph 6.3.4 above, the AZC Affiliates will make their normal debt service payments in respect of the Existing CHSC Liens. The AZC Affiliates may refinance the Existing CHSC Liens in a manner which does not materially increase the amount or change the current amortization schedule and maturity for the principal amount of the Existing CHSC Liens. In the event that the Reorganized Debtor exercises the purchase option provided in subparagraph 6.3.4 above when the Existing CHSC Liens are in default or otherwise cures any defaults under the Existing Liens, the purchase price will be reduced dollar for dollar in an amount which equals the then past due payments owing in respect of the Existing CHSC Liens (along with any costs, fees, and other charges recoverable on account of the default by the holders of the Existing CHSC Liens).
                             6.3.6  Specific  Performance Of  Conveyancing
Obligations . The Reorganized Debtor will have the right to obtain from the AZC Affiliates specific performance of the conveyancing obligations set forth in section 6.3 of the Plan without the need to post any bond or other security. In addition, the AZC Affiliates submit themselves to the jurisdiction of the Bankruptcy Court in the event that enforcement of their obligations under this section 6.3 of the Plan is required


                                   ARTICLE 7.
                                   ----------
                              OBJECTIONS TO CLAIMS
                              --------------------
                  7.1. Bar Date . The Bankruptcy Court established March 17, 1998 as the Bar Date for which all Claims (other than Claims arising from Executory Contracts or Claims held by governmental units) were to be filed in the Reorganization Case. Claims filed after the Bar Date will not be allowed except as otherwise provided by the Plan.
                  7.2. Objections to Claims . Objections to Claims by the Debtor, by the Reorganized Debtor, or by any other Person properly entitled to do so under the Bankruptcy Code and Bankruptcy Rules must be filed with the Bankruptcy Court and served no later than ten (10) days following the Confirmation Date. Any objection to a Claim must be served upon the holder of the Claim to which the objection has been made, and upon the Debtor or Reorganized Debtor as appropriate.
                  7.3. Disputed Claims/Distributions . Except as agreed to by the Reorganized Debtor, no payment or distribution will be made with respect to all or a portion of any Disputed Claim until such Claim is an Allowed Claim. Payments and distributions to each holder of a Disputed Claim (to the extent that it ultimately becomes an Allowed Claim) will be made in accordance with the Plan once such Claim becomes an Allowed Claim. Prior to the Effective Date, the Debtor may not settle, compromise, or provide for allowance of any Disputed Claim without the consent of High River.

                                   ARTICLE 8.
                                   ----------
                              MODIFICATION TO PLAN
                              --------------------
                  8.1. Modification Prior to Confirmation . Prior to the Confirmation Date, the Debtor and High River (by mutual consent) may modify the Plan in accordance with Sections 1127(a), (c) and (d) of the Bankruptcy Code. The Plan cannot be modified or withdrawn without the express written consent of both the Debtor and High River.
                  8.2. Modification Post-Confirmation . The Plan may be modified by the mutual consent of the Debtor and High River following the Confirmation Date, but before the Effective Date, in accordance with Sections 1127(b), (c) and (d) of the Bankruptcy Code.
                  8.3. Other Modifications . The Debtor and High River may by mutual consent modify any document necessary to implement the Plan, provided that such modifications do not adversely affect the treatment of any Allowed Claims under the Plan.

                                  ARTICLE 8.4.
                                  ------------
                                    DISCHARGE
                                   ---------

                  8.5. General Discharge . Except as otherwise provided in the Confirmation Order or the Plan, entry of the Confirmation Order discharges any and all Claims against the Debtor including, but not limited to, any Claim which arose at any time before the entry of the Confirmation Order and any Claim of a kind described in Bankruptcy Code ss.502(g), (h) or (i).
                  8.6. Injunction . On and after the Confirmation Date, every holder of a discharged Claim will be precluded from asserting against the Debtor, the Reorganized Debtor, or any assets of the Debtor or Reorganized Debtor, any such discharged Claim and any rights, remedies, demands, damages, or liabilities of any kind arising from or related to any such discharged Claim.

                                   ARTICLE 9.
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

                  9.1. Additional Assurances . The Debtor, Reorganized Debtor, the AZC Affiliates, High River, and the Creditors holding Claims herein will execute such other and further documents as are necessary to implement any of the provisions of the Plan.
                  9.2. Amendments . Except as provided in Article VIII of the Plan, the authority of the Debtor (with the consent of High River) or any other party to amend or modify an agreement or instrument shall be as provided in such agreement or instrument, but may not be inconsistent with this Plan.
                  9.3. Authority to Settle and Assign . In accordance with Bankruptcy Code Section 1123(b)(3), the Debtor (with the consent of High River) or the Reorganized Debtor will own and retain, and may enforce, compromise, settle, release, or otherwise dispose of, any and all claims, defenses, counterclaims, set offs, and recoupments belonging to the Debtor or the Estate. The Reorganized Debtor is entitled to assign its rights under the Plan, and the Debtor and High River with their mutual consent may assign their rights under the Plan.
                  9.4. Confirmation by Non-Acceptance Method . The Debtor and High River hereby request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any Class that is impaired and did not vote to accept this Plan, and with respect to any Class that is deemed to have rejected the Plan.
                  9.5. Confirmation Order . Except as otherwise provided, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order.
                  9.6.  Construction  . The rules of  construction  set forth in
Section 102 of the Bankruptcy Code shall apply to the construction of the Plan.
                  9.7. Continuing Jurisdiction . The Bankruptcy Court shall retain jurisdiction after the Effective Date for the following purposes: (i) to hear and determine any and all objections to the allowance of any Claim; (ii) to hear and determine any and all applications for compensation and reimbursement of expenses pursuant to Section 330 or Section 1129 of the Bankruptcy Code or otherwise provided for in the Plan, or for expenses or compensation pursuant to
Section 503(b)(3) through (5) of the Bankruptcy Code; (iii) to hear and determine any and all matters relating to the rejection, assumption, or assignment of Executory Contracts; (iv) to enable the Reorganized Debtor to continue to prosecute or to commence and prosecute any and all litigation, including, without limitation, the Avoidance Actions, contested matters, or adversary proceedings, which belonged to or could have been pursued on behalf of the Estate (or the AZC Noteholders);(v) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in the Confirmation Order or any other document as may be necessary to carry out the purposes and the intent of the Plan; (vi) to determine any and all disputes which may arise regarding the interpretation of any provisions of the Plan or the Confirmation Order or other documents necessary to implement the Plan; (vii) to facilitate consummation of the Plan by entering, consistent with the provisions of the Plan, any further necessary or appropriate order(s) regarding enforcement of the Plan or its provisions (including, but not limited to the entry of orders designed to implement the terms of paragraph 6.3 of the Plan); (viii) to enter an appropriate Final Decree in the Reorganization Case; and (ix) in the event of an appeal(s) of the Confirmation Order, and provided that no stay of the effectiveness of such Confirmation Order has been entered, to implement and enforce the Confirmation Order and the Plan according to their terms.
                  9.8. Exculpation and Limitation of Liability . Neither the Debtor, the Reorganized Debtor, the Creditors' Committee, High River, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents shall have or incur any liability to any holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Reorganization Case, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their wilful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothwithstanding the foregoing, the AZC Affiliates will not be released from any claims that may be brought against them according to the terms of the Plan by the Reorganized Debtor or by High River, and nothing contained herein will excuse performance of the parties from performance of their respective obligations under the terms of the Plan and related agreements and undertakings.
                  9.9. Extension of Payment Dates . If any payment date falls due on any day which is not a Business Day, then such payment date will be extended to the next Business Day.
                  9.10. Final Decree . Unless there are any pending adversary proceedings or contested matters, the Reorganized Debtor will seek from the Bankruptcy Court a final decree closing the case six (6) months after the Confirmation Date. Until the entry of the final decree, the Debtor shall file with the clerk, not later than four (4) months after the entry of the Confirmation Order, and every six (6) months thereafter, a report of the action taken by the Reorganized Debtor and the progress made toward consummation of the confirmed Plan. Said report shall include, at a minimum, the following information:
                  (1) A schedule of any personal property costing more than $5,000 and any real property acquired since confirmation of the Plan and the price paid for each;
                  (2) A schedule listing each debt, the total amount required to be paid under the Plan, the amount required to be paid to date, the amount actually paid to date, and the amount unpaid;
                  (3) A schedule of executory contracts entered into after Plan confirmation; (4) A statement listing each postpetition tax (i.e., income, payroll, property, sales), and payee and the amount actually paid; and
                  (5) The progress toward completion of the confirmed Plan and a list and status of any pending adversary proceedings or motion and resolution expected.
                  9.11. Final Satisfaction . Except as otherwise provided in the Plan or the Confirmation Order, the distributions made pursuant to the Plan will be in full and final satisfaction, settlement, release and discharge as against the Debtor and its Estate, of any debt that arose prior to the Effective Date, including any debt of a kind specified in Section 502(h), (g) or (i) of the Bankruptcy Code, and all Claims of any nature, including without limitation, any interest accrued thereon from and after the Petition Date, whether or not (a) a proof of claim or interest based on such debt, obligation or interest is filed or deemed filed under Section 501 or Section 1111(a) of the Bankruptcy Code, (b) such Claim or interest is allowed under Section 502 of the Bankruptcy Code, or
(c) the holder of such Allowed Claim has accepted the Plan.
                  9.12. Fractional Dollars . Notwithstanding any other provision of the Plan, no payments or distributions under the Plan of fractional dollars will be made. When any fractional payment to any holder of an Allowed Claim would otherwise be required under the Plan, the actual payment or distribution will be made after rounding the fraction to the nearest whole dollar (up or down). The Reorganized Debtor will not be required to make any distributions or to issue any check that would be in an amount less than $2 on account of any Allowed Claim.
                  9.13. Governing Law . Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.
                  9.14. Headings . Headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any way affect the provisions of the Plan.
                  9.15. Interest on Claims . Unless otherwise specifically provided for in the Plan or the Confirmation Order, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Without limiting the foregoing, interest will not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if such Disputed Claim thereafter becomes an Allowed Claim.
                  9.16. No Penalties or Expenses . Except as expressly stated in the Plan or as allowed by the Bankruptcy Court in accordance with the Bankruptcy Code and Bankruptcy Rules, no penalty, late charge, attorneys' fees, costs, or other expenses shall be allowed in respect of any Claim for the period subsequent to the Petition Date.
                  9.17. Operative Documents . The Debtor (with the consent of High River) may prepare any and all documents necessary or appropriate to execute the Plan. If there is any dispute regarding the reasonableness or propriety of any such documents after reasonable and good faith efforts by the Debtor to negotiate and obtain approval of the documents by the other affected Person(s), any such dispute will be presented to the Bankruptcy Court for determination.
                  9.18. Payment of Statutory Fees . All fees payable pursuant to
Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at or in conjunction with the Confirmation Hearing, due at or prior to such time, will be paid on or before the Effective Date.
                  9.19.  Payment  Option  . At the  option  of  the  Reorganized
Debtor, except as otherwise required or provided in the Plan or by any applicable agreement, any Cash payment to be made pursuant to the Plan may be made by check on a United States bank mailed by first class mail or by wire transfer.
                  9.20. Prohibition Against Prepayment Penalties . If the Reorganized Debtor chooses, in its sole and absolute discretion, to prepay any obligation on which deferred payments are provided under the Plan, the Reorganized Debtor will not be liable or subject to the assessment of any prepayment penalty thereon unless otherwise ordered by the Bankruptcy Court. The Reorganized Debtor will not be obligated to pay any penalty for the prepayment of any deferred obligation under the Plan.
                  9.21. Reservation of Rights . Any action by the Debtor or High River with respect to the Plan shall not be deemed to be an admission or a waiver of any rights prior to the Effective Date, except as specifically set forth in the Plan with respect to the period prior to the Effective Date.
                  9.22. Retention of Claims and Causes of Action . Pursuant to Bankruptcy Code ss.1123(b)(3), and except as otherwise provided in this Plan, the Reorganized Debtor will retain and may enforce any and all claims and causes of action of the Debtor and of the Estate.
                  9.23. Revocation . If this Plan is revoked or withdrawn, or if Confirmation or the Effective Date does not occur (except as otherwise expressly stated herein), the Plan, and the Confirmation Order shall be deemed null and void, and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor, High River, the Estate, or any other Person or to prejudice in any manner the rights of the Debtor, High River, the Estate, or any Person.
                  9.24. Severability and Reformation . If any provision of the Plan is determined by the Bankruptcy Court to be contrary to the Bankruptcy Code or applicable non-bankruptcy law, that provision will be deemed severed and automatically deleted from the Plan, if it cannot be reformed; or the provision or its interpretation will be deemed reformed to ensure compliance with applicable law. Pursuant to any ruling by the Bankruptcy Court regarding the subject matter of this Section, any such severance or reformation will be stated specifically in the Confirmation Order, which then will control notwithstanding any contrary or inconsistent provision of the Plan.
                  9.25. Successors and Assigns . The rights, benefits, and obligations of any Person named or referred to in this Plan will be binding upon, and will inure to the benefit of, the heirs, personal representatives, successors, and assigns of such Person.
                  9.26. Termination of Committees . The Creditors Committee will automatically terminate, without further action or order of the Bankruptcy Court, eleven (11) days after the Confirmation Date.
                  9.27. Time . Except as provided in the Plan, in computing any period of time described or allowed by the Plan or the documents implementing the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event, the period will run until the end of the next day which is a Business Day. When the period of time prescribed or allowed is less than eight (8) days, intermediate days that are not Business Days shall be excluded in the computation.
                  9.28. Unclaimed Property . Any property held for distribution in accordance with the Plan by the Reorganized Debtor which is unclaimed or undistributed on the second anniversary of the Effective Date will be retained by the Reorganized Debtor
                  9.29. Vesting . As of the Effective Date, the Reorganized Debtor will be vested with all property of the Estate free and clear of all Claims, liens, security interests, assignments, encumbrances, charges, and other interests of Creditors except as otherwise expressly provided in this Plan.

                                   ARTICLE 10.
                                  -----------
                   CONDITIONS PRECEDENT TO THE EFFECTIVE DATE
                   ------------------------------------------
                  10.1. Conditions Precedent to the Effective Date . The following are conditions precedent to the occurrence of the Effective Date:
                             11.1.1  Regulatory  Approvals  Obtained . All
regulatory and other approvals required by the State of Nevada or Clark County (including all necessary approvals of the Gaming Authorities) of the transactions contemplated by the Plan have been obtained.
                             11.1.2  Confirmation  Order  Effective  . The
Confirmation Order (in form and substance reasonably acceptable to the Debtor and High River) has been entered and is in full force and effect; and there is no stay, injunction, restraining order, or any other order which has been issued by a court of competent jurisdiction or government agency staying or prohibiting the effectuation of the Plan.


                  RESPECTFULLY SUBMITTED this 24th day of June, 1998.



                                                  ARIZONA CHARLIE'S INC.



                                        By         /s/
                                                   -------------------------
                                                   Bruce F. Becker
                                                   Its Chairman and
                                                   Chief Executive Officer





                                                  HIGH RIVER LIMITED
                                                  PARTNERSHIP
                                        By:       Riverdale LLC,
                                                  its General Partner


                                        By:       /s/
                                                  -------------------------
                                                  Robert J. Mitchell





APPROVED AS TO FORM AND CONTENT:

BECKER GAMING, INC.


By /s/
   -------------------------
   Bruce F. Becker
   Its Chief Executive Officer


SUNSET COIN, INC.


By /s/
   -------------------------
   Bruce F. Becker
   Its Chief Executive Officer


CHARLIE'S LAND COMPANY


By /s/
   -------------------------
   Bruce F. Becker
   Its Managing Agent


CHARLESTON HEIGHTS SHOPPING CENTER


By /s/
   -------------------------
   Barry Becker
   Its Managing Partner





PREPARED AND SUBMITTED BY:

JAMES, DRIGGS & WALCH
3773 Howard Hughes Parkway
Suite 290N
Las Vegas, Nevada 89109
(702) 791-0308

         -and-

STREICH LANG
A Professional Association
Renaissance One
Two North Central Avenue
Phoenix, Arizona 85004-2391



By       /s/
         -------------------------
         John R. Clemency (Az. Bar No. 9646)
         Ronald Thompson, Esq. (Nevada Bar No. 005524)

Attorneys for Debtor and
Debtor-In-Possession


BERLACK, ISRAELS & LIBERMAN LLP
120 West 45th Street New York, New York 10036
Counsel to High River Limited Partnership



By:      /s/
         -------------------------
         Edward S. Weisfelner

                  - and -

HALE, LANE, PEEK, DENNISON,  HOWARD,
ANDERSON AND PEARL Nevada Financial Center
2300 West Sahara Avenue Eighth Floor,
Box 8 Las Vegas, Nevada 89102
Nevada Counsel to High River Limited
         Partnership